UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. N/A)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held at 10:00 a.m., Tuesday, June 8, 2010.

Name Address City,

State Zip Code

As part of our efforts to cut unnecessary expenses and conserve the environment, Atlantic Southern Financial Group Inc. has elected to continue to provide Internet access to its proxy statement, proxy card and annual report this year, rather than mailing paper documents. This reduces postage and printing expenses and paper waste.

The Annual Meeting of Shareholders will be held at 10:00 a.m. on Tuesday, June 8, 2010, at the Marriott Macon City Center, 240 Coliseum Drive, Macon, Georgia. The matters to be covered are noted below:

1.                                      Election of two directors to serve as directors for a three-year term until the 2013 annual meeting;

2.                                      Approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 110,000,000;

3.                                      Ratification of the appointment of Porter Keadle Moore, LLP, as independent auditors for the fiscal year ending December 31, 2010;

4.                                      Authorization of management to adjourn the Annual Meeting of Shareholders to another time and date if such action is necessary to solicit additional proxies or attendance; and

5.                                      Transaction of other matters that may properly come before the meeting.

The Board of Directors of Atlantic Southern Financial Group recommends voting for the above proposals.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report are available at: http://www.cfpproxy.com/5797.

Shortly, you will receive a proxy card that will reflect the proposals to be voted on at the Annual Meeting. Once you have had an opportunity to review the proxy materials, you may vote on-line, by phone, by mail or in person. If you wish to vote on-line or by phone, you will need your Shareholder Control Number, which can be found in the bottom right hand corner of this notice, and the web address and/or toll-free phone number, both of which will be included on the proxy card. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply cast your vote on the proxy card you will receive and sign and return it in the accompanying Business Reply Envelope. If you wish to vote in person at the Annual Meeting, simply check the box on the proxy card indicating that you plan to attend the Annual Meeting. We ask that you cast your vote promptly. Thank you for your continued support!

If you want to receive a paper copy of these documents, you can request one at anytime. There is no charge to you for requesting a copy. Please make your request for a copy of these reports by May 28, 2010 to ensure delivery before the Annual Meeting.

To request a paper copy of these items, you will need your Shareholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

•                  Call our toll-free number, (800) 951-2405; or

•                  Visit our website at http://www.cfpproxy.com/5797; or

•                  Send us an email at fulfillment@rtco.com.

and enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line.

‘Shareholder Control Number’